Exhibit 4(d)(2)
                                                                ---------------


                                 FIRST AMENDMENT
                                     TO THE
                           TRUSTCORP MORTGAGE COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN


         BY THIS AGREEMENT, the TRUSTCORP MORTGAGE COMPANY EMPLOYEE RETIREMENT SAVINGS PLAN (herein referred to as the 'Plan') is hereby amended as follows, effective, unless otherwise noted, as of January 1, 1993:

1.       Section 1.8 is amended to read as follows:

         1.8 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Section 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         For purposes of this Section, the determination of Compensation shall be made by:

                  (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation.

         Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code
Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten
(10) Highly Compensated Employees paid the greatest "415 Compensation' during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by Regulations. For purposes of determining the portion of the Compensation of a Family Member which is below the integration level for purposes of Code Section 401(l), the preceding sentence shall not apply.

         If, as a result of such rules, the maximum "annual addition" limit would be exceeded for one or more of the affected Family Members, the prorated Compensation of all affected Family Members shall be adjusted to avoid or reduce any excess. The prorated Compensation of any affected Family Member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Compensation of affected Family Members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected Family member's Compensation as determined prior to application of the Family Member rule. The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an 'excess amount' still results, such 'excess amount" shall be disposed of pro rata among all affected Family Members.

2.       Section 1.10 is amended by the addition of the following sentence:

         Deferred   Compensation   distributed  as  excess  "annu0al  additions"
pursuant to Section 4. 10(a) shall be excluded.

3. Section 1.12 is amended by the addition of the following sentence immediately following the first sentence:

         Deferred Compensation distributed as excess "annual additions" pursuant to Section 4. 10(a) shall be excluded.

4.       Section 1.24 is amended to read as follows:

         1.24 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan year for which the Employer is required to furnish the Participant a written statement under Code Sections 604l(d), 6051(a)(3) and 6052. "415Compensation" must be determined without regard to any rules under Code
Section 3401 (a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

5.       Section 1.25 is amended to read as follows:

         1.25 "414(s) Compensation" with respect to any Participant means such Participant's "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation" with respect to any Participant shall include "414(s) Compensation" for the entire twelve (12) month period ending on the last day of such Plan Year, except that "414(s) Compensation" shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan.

         For purposes of this Section, the determination of "414(s) Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 414(h)(2) that are treated as Employer contributions.

         "414(s) Compensation" in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), except that the dollar increase in effect on January I of any calendar year shall be effective for the Plan year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the "414(s) Compensation" limit shall be an amount equal to the "414(s) Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner' of the Employer or one of the ten (1) Highly Compensated Employees paid the greatest "415 Compensation' during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year.

6. Section 1.30 shall not take into account Income during the "gap period."

7.       Section 4.2(d) is amended to add a new sentence two to read as follows:

         If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f).

8. Section 4.2(f) is amended to add the following paragraph immediately following the current last paragraph.

         Any distribution made to this Section 4.2(f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be forfeited.

9. Section 4.4(c) is amended by the addition of the following sentence to the end of the first paragraph thereof:

         However, forfeitures of matching contributions related to Excess Deferred Compensation shall be used to reduce the Employer's contribution for the Plan Year in which such Forfeitures occur.

10.      Section 4.6(a)(1)(ii) is amended to read as follows:

         (ii) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be forfeited.

11.      Section 4.8(a) is amended by the addition of the following paragraph:

         Notwithstanding the above, if, as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of
Section 4.7, the "annual additions" under this Plan would cause the maximum 'annual additions" to be exceeded for any Participant, the Administrator shall first distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) or return any voluntary Employee contributions credited for the "limitation year' to the extent that the return would reduce the "excess amount' in the Participant's accounts and thereafter shall follow steps (2) through (4) above.

12.      Article IV is amended by the addition of the following:

         4.12     ADMINISTRATIVE RULES

         In administering the various tests contained in this Article IV, the combined actual deferral ratio and the combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined without regard to the aggregation of only eligible Family Members who are Highly Compensated Participants.

13. Items (1), (2), (3) and (4) of Section 6.10 are amended to read as follows:

         (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for those persons to obtain medical care;

         (2) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

         (3) Payment of tuition and related educational fees for the next twelve
         (12) months of post secondary education for the Participant, his spouse, children or dependents; or

         (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.

14. Items (1) through (3) of Section 6.10(c) are amended to read as follows:

         (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

         (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

         (3) The Plan, and all other Plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after the receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after the receipt of the hardship distribution; and

15. Article Vil is amended by the addition of the following Section 7.11:

7.11     DIRECT ROLLOVER

                  (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributes may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover.

                  (b) For the purposes of this Section the following definitions shall apply:

                  (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributes, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401 (a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401 (a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) A distributes includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributes.

16.      Effective as of January 1, 1994,  the  definition  of  Compensation  at
         Section 1.8 is amended by the addition of the following:

         In addition to the other applicable limitations which may be set forth in the Plan, and notwithstanding any contrary provisions of the Plan, Compensation taken into account under the Plan shall not exceed $150,000 adjusted for changes in the cost of living as provided in Sections 401(a)(17) and 415(d) of the Code.

17.      Section 6.5(b)(2) is amended by the addition of the following:

         If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (A) the Plan Administrator clearly informs the Participant that the Participant has a right to period of at least 30 days after receiving the notice to consider the decision of whether or not to elect distribution (and, if applicable, a particular distribution option, and

         (B) the Participant, after receiving the notice, affirmatively elects a distribution.

18. Effective October 1, 1990, Article IV is amended by the addition of the following Section 4.13.

4.13     ACTUAL CONTRIBUTION PERCENTAGE TESTS

         (a) The "Actual Contribution Percentage' for the Highly Compensated Participant group shall not exceed the greater of-

             (1) 125 percent of such percentage of the Non-Highly Compensated Participant group; or

             (2) the lessor of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code
             Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

         (b)  For  the  purpose  of  this  Section  and  Section  4.8,   "Actual
Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

             (1) Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to Section
             4.10 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) on behalf of each such Participant for such Year;

             (2) the Participant's "414(s) Compensation" for such Plan Year.

         (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 4.14(d), only Employer matching contributions (excluding Employer matching contributions forfeited or distributed pursuant to Sections 4.2(f) and 4.6(a)(1) or forfeited pursuant to Section 4.8(a) contributed to the Plan prior to the end of the succeeding Plan year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.l(b) or voluntary Employee contributions pursuant to Section 4.10 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

         (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner' of the Employer or one of the ten (1) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

             (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating: Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to Section 4.10, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation", Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Year.

             (2) Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to Section 4.10, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

             (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

         (e) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401 (a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections40l(a)(4), 410(b) and 40l(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 401(b) and 401(m) as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph only if they have the same plan year.

         Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

         (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code
Section 4975(e)(7) or 409 which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

         (g) For purposes of Sections 4.13(a) and 4.14, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions pursuant to Section 4.1(b) (whether or not a deferral election was made or suspended pursuant to Section 4.2(e)) voluntary Employee contributions pursuant to Section 4.10 (whether or not voluntary Employee contributions are made) allocated to his account for the Plan Year.

19. Effective October 1, 1990, Article IV is amended by the addition of the following Section 4.14.

4.14     ADJUSTMENTS TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

         (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section
4.13 (a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) until either one of the tests set forth in Section 4.13(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.13(a) is satisfied. The distribution and/or forfeiture of Excess Aggregate Contributions shall be made in the following order:

             (1) Voluntary Employee contributions including Excess Contributions recharacterized as voluntary Employee contributions pursuant to
             Section 4.6(a)(2);

             (2) Employee matching contributions.

         If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant's Account attributable to Employer matching contributions after the correction shall be subject to Section 6.5(i).

         (b) Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

         (c) Excess Aggregate Contributions attributable to amounts other than voluntary Employee contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

         (d) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the Employer matching contributions made pursuant to Section 4.l(b), voluntary Employee contributions made pursuant to
Section  4.12,  Excess  Contributions   recharacterized  as  voluntary  Employee
contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation". The actual contribution ratio must be rounded to the nearest one hundredth of one percent. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of such Highly Compensated Participant for such Plan Year.

         (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401 (k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).

         (f) If the determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules, then the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to
Section  4.6(a) and any qualified  non-elective  contributions  made pursuant to
Section  4.12,  Excess  Contributions   recharacterized  as  voluntary  Employee
contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) of each Family Member that were combined to determine the group actual contribution ratio.

         (g) If during a Plan Year the projected aggregate amount of Employer matching contributions, voluntary Employee contributions and Excess Contributions to be recharacterized as voluntary Employee contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.13(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.16(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

         (h) Notwithstanding the above, within twelve (12) months after the end of the Plan year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.13(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.5(a).

         THIS AMENDMENT has been executed this 21 day of March, 1994.

                                 TRUSTCORP MORTGAGE COMPANY



                                 By: /s/ Jay A Rudynski
                                    ---------------------------------------
                                    Jay A Rudynski, Vice President & Controller

                                 INDIANA TRUST AND INVESTMENT MANAGEMENT COMPANY


                                 By: /s/ David A. Hosinski
                                    ----------------------------------------
                                    David A. Hosinski, President

                       CERTIFICATE OF CORPORATE RESOLUTION


         The undersigned Secretary of Trustcorp Mortgage Company ("Corporation') hereby certifies that the following resolutions were duly adopted by the Board of Directors ("Board') of the Corporation on January 20, 1994, and that such resolutions have not been modified or rescinded as of the date hereof.

         RESOLVED, that the Corporation desires to amend the Trustcorp Mortgage Company Employee Retirement Savings Plan ("Plan") to adopt the changes set forth in the First Amendment to the Plan. Said Amendment having been reviewed by the Board.

         RESOLVED, that the proper officers of the Corporation are hereby authorized to take any further actions that are necessary to carry out the First Amendment to the Plan.

         RESOLVED, upon the Internal Revenue Service's approval of the First Amendment, that the proper officers of the Corporation shall act as soon as possible to notify the employees of the Corporation Amendment Number One to the Plan by delivering to each employee a copy of a Summary of Material Modification.

         RESOLVED, that the form of the First Amendment Plan presented to this meeting is approved.

                                                    /s/ Diana L. Ringer
                                                    ----------------------------
                                                    Diana L. Ringer   Secretary


                                                    Date:   March 18, 1994